UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2004

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following items which the Securities and Exchange Commission may deem to be material definitive agreement.

Annual Incentive Plans. On November 30, 2004 at a meeting of the Compensation and Organization Committee of the Board of Directors of the Company (the “Committee”) the Committee approved the terms of the Company’s 2005 Incentive Compensation Plan (the “2005 Incentive Plan”). The 2005 Incentive Plan is intended to provide incentives to all regular part-time and full-time employees, including the Company’s executive officers, who are not participants in any Company sales incentive plan, in the form of cash bonus payments for achieving certain performance goals established under the 2005 Incentive Plan. The design of the Company’s 2005 Incentive Plan is substantially similar to the Company’s 2004 and other prior year incentive plans, and all such plans reward achievement at specified levels of financial and individual performance.

Under the 2005 Incentive Plan, just as the Company had done under the 2004 predecessor plan, each eligible participant, based on such participant’s career band, has an assigned target bonus level, expressed as a percent of base salary. Depending on corporate and financial performance and individual performance, each eligible participant may earn between 0 and two times the target bonus. The two main components of each years incentive plan include a corporate financial component and an individual team component.

•	The corporate financial component includes two measurements: (1) corporate revenue and (2) corporate net income, each with an equal weighting of 30% of the target bonus payout (for a total of 60% target payout under these corporate financial components).

•	The individual / team component measures performance against the individual / team objectives set forth during the Company’s annual performance appraisal process. The individual / team objectives comprise the remaining 40% of the targeted bonus payout.

The Committee’s approval of the terms of the 2005 Incentive Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant, and the Committee retains discretion to make changes in the plan design and plan participation at any time without prior notice to any eligible participant. No rights to any cash awards shall be deemed to exist unless and until the Committee or, with respect to non-executive officers, the Company, authorizes payment of any awards under the 2005 Incentive Plan following the completion of any fiscal year measurement periods and only after each eligible participant has satisfied the 2005 Incentive Plan’s applicable participation requirements.

Mid-Term Compensation Plan. In January 2004, the Company adopted its Mid-Term Incentive Compensation Plan (the “MTIP”). The MTIP is intended to provide incentives to members of the Company’s upper management, including the Company’s executive officers, in the form of a 50% cash award and a 50% restricted stock unit award for achieving certain performance goals. Incentive awards are based upon achievement of a three-year strategic plan that the Company created in 2004. The effective annual award under the MTIP is equal to 16.67% of each eligible participant’s base salary.

The current MTIP performance period is from January 1, 2004 through December 31, 2006. Awards under MTIP, if any, will be paid out in early 2007, based on a sliding scale beginning with a minimum threshold performance, target performance and maximum amount. The total award is weighted 50% on three-year average revenue growth and 50% on achievement of cumulative free-cash-flow-return-on-average-capital-employed (i.e., cumulative free cash flow divided by weighted average equity plus debt).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit	Description
99.1	Invitrogen Corporation 2005 Incentive Plan

99.2	Summary of Invitrogen Corporation Mid-Term Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
(Registrant)

Date January 31, 2005

/s/ John A. Cottingham
John A. Cottingham Sr. Vice President, General Counsel & Secretary (Signature / printed name and title)

Exhibit Index

Exhibit	Description
99.1	Invitrogen Corporation 2005 Incentive Plan

99.2	Summary of Invitrogen Corporation Mid-Term Incentive Compensation Plan